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                                                                       EXHIBIT 9
                                                                       ---------


                     AGREEMENT TO FILE SCHEDULE 13D JOINTLY

                    (AS REQUIRED BY ITEM 7 OF SCHEDULE 13D)

     The undersigned persons hereby agree that reports on Schedule 13D, and any amendments thereto, may be filed in a single statement on behalf of all such persons, and each such person designates each of The 520 Group, LLC, Barry McComic, and Mark Daitch as its or his agent and attorney-in-fact for the purpose of executing any and all such reports required to be made by it or him with the Securities and Exchange Commission.

Dated:    January 8, 2004


                                           THE 520 GROUP, LLC

                                           By:  /s/ Mark Daitch
                                                ------------------------------
                                                Name:   Mark Daitch
                                                Title:  Manager


                                           BARRY MCCOMIC

                                                /s/ Barry McComic
                                                ------------------------------


                                           MARK DAITCH

                                                /s/ Mark Daitch
                                                ------------------------------